Exhibit 99.5

URBAN OUTFITTERS

2004 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) dated as of the                      day of         ,                          (the “Grant Date”) between Urban Outfitters, Inc. (the “Company”), a Pennsylvania corporation, and             , (the “Optionee”) an employee of the Company or a Related Corporation, as defined in the Urban Outfitters 2004 Stock Incentive Plan (the “Plan”).

WITNESSETH

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock (“Common Stock”) as hereinafter provided, in accordance with provisions of the Plan, a copy of which has been provided to the Optionee. Except as otherwise provided herein, terms as used herein shall have the same meaning as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1. Grant of Option. The Company hereby confirms the grant to the Optionee of the right and option (“Option”) to purchase all or any part of an aggregate of                      shares of Common Stock. The Option is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference and are made a part hereof. It is intended that the Option granted hereunder be an incentive stock option (“ISO”) meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price of each share (“Option Price”) of Common Stock covered by the Option shall be $                     per share. It is the determination of the Committee that on the Grant Date the Option Price was not less than 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a related corporation — “More-Than 10% Owner”) of the Fair Market Value of a share of the Common Stock.

3. Term. Unless earlier terminated pursuant to any provision hereof or of the Plan, this Option shall expire on                              ,          which date is not more than ten years from the Grant Date (five years in the case of a More-Than 10% Owner).

4. Exercise of Option. Subject to Section 14 of the Plan and to Paragraphs 3, and 8 through 10 of this Agreement, this Option shall become exercisable in              (    ) installments, and the Optionee shall have the right to purchase from the Company, on or after the following dates, the following number of shares of Common Stock:

Date Installment Becomes Exercisable	Number of Option Shares

The right of the Optionee to purchase the shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option. The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 1809 Walnut Street, Philadelphia, Pennsylvania 19103. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof; and shall be accompanied by payment of the full Option Price of such shares. Only full shares will be issued. Any fractional share will be forfeited.

The Option Price shall be paid to the Company:

(a) In cash, or in its equivalent: certified check, bank draft, or postal or express money order;

(b) In Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of an option, such shares have been held by the Optionee for a period of more than six (6) months on the date of exercise;

(c) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(d) In any combination of (a), (b) and (c) above.

In the event such Option Price is paid, in whole or in part, with shares of Common Stock, the portion of the Option Price so paid shall be equal to the fair market value (as defined in the Plan) of the Common Stock surrendered in payment of such Option Price on the date of exercise of the Option.

Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended, and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 or of any rules or regulations promulgated thereunder. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7. Non-Transferability of Option. This Option is not assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee, this Option shall be exercisable only by Optionee or by his or her guardian or legal representative.

8. Termination of Employment. If the Optionee’s employment with the Company and all related corporations, as defined in the Plan, is terminated for any reason other than death or disability prior to the expiration date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) 30 days following the date of such termination or (ii) the expiration date set forth in Paragraph 3.

9. Disability. If the Optionee becomes disabled, as defined in the Plan, during his or her employment and, prior to the expiration date of this Option as set forth in Paragraph 3, the Optionee’s employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Optionee (or in the event of the Optionee’s legal disability, by the Optionee’s legal representative) at any time prior to the earlier of (i) six months following the date of such termination or (ii) the expiration date set forth in Paragraph 3.

10. Death. If the Optionee dies during his or her employment and prior to the expiration date of this Option as set forth in Paragraph 3, or if the Optionee’s employment is terminated for any reason (as described in Paragraph 8 or 9 above) and the Optionee dies following his or her termination of employment but prior to the earlier of the expiration date of this Option as set forth in Paragraph 3 above, or the expiration of the period determined under Paragraph 8 or 9 above, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) six months following the date of such death or (ii) the expiration date set forth in Paragraph 3.

11. Change in Control. This Option shall become fully exercisable on a Change in Control (as defined in the Plan), if the Optionee is employed by the Company or a Related Corporation on the date of the Change in Control.

12. Disqualifying Disposition of Option Shares. The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares. For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

13. Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to principles of conflicts of laws), to the extent not governed by Federal law.

IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be duly executed by a duly authorized officer, and the Optionee has hereunto set his or her hand.

OPTIONEE	URBAN OUTFITTERS, INC.

By:
Optionee’s Signature

Date	Date